UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2014

ALPHALA CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-187669	68-0682594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 – 29 Gervais Drive

Toronto, Ontario, Canada M3C 1Y9

(Address of principal executive offices)

(416) 444-4427

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 11, 2014, the holders of a majority of the issued and outstanding common stock of Alphala Corp. (the “Company”) approved an increase in the Company’s authorized capital from 75,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The purpose of the Authorized Capital Increase was to reorganize the Company’s capital structure in connection with the other event described below.

The Company formally effected the Authorized Capital Increase on April 11, 2014 by filing a Certificate of Amendment with the Nevada Secretary of State.

Item 8.01 Other Events

On April 14, 2014, the Company’s sole director approved a stock dividend of 29 authorized but unissued shares of the Company’s common stock on each one (1) issued and outstanding share of its common stock held by shareholders of record as of April 25, 2014. The anticipated payment date for the stock dividend is April 28, 2014, or such other date as may be determined by the Financial Industry Regulatory Authority (FINRA).

Upon the payment of the stock dividend, the Company will have 250,800,000 issued and outstanding shares of common stock, which represents an increase of 242,440,000 shares over its current total of 8,360,000 issued and outstanding shares of common stock.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description
3.3	Certificate of Amendment filed with the Nevada Secretary of State on April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2014	Alphala Corp.

	By:	/s/ Shaikh M. Shami
Shaikh M. Shami
President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, Director